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                                                                    EXHIBIT 23.1



                CONSENT OF HAROLD Y. SPECTOR INDEPENDENT AUDITOR


         I consent to the use of my report dated April 13, 2001, on the consolidated financial statements of Coinless Systems, Inc. and subsidiary, as of December 31, 2000 and 1999, included herein and to the reference made to me.

         I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".



/s/ Harold Y. Spector
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Harold Y. Spector, CPA
Pasadena, California
December 10, 2001